SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 _______________


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2005

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 Science Center Drive,
                              San Diego, California
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

         On March 17, 2004, Ligand Pharmaceuticals Incorporated (Nasdaq:LGND) filed with the Securities and Exchange Commission and the NASDAQ Stock Market a Form 12b-25, notifying the Commission and NASDAQ that the Company's report on Form 10-K for the year ended December 31, 2004 could not be timely filed. The Company did not represent in its Form 12b-25 that it would be able to file its 2004 Form 10-K by March 31, which is required by SEC rules to obtain a 15-day extension of the filing deadline. The Company does not believe at this time that it will be able to file its 2004 Form 10-K by that date. As a result of its failure to file the 2004 Form 10-K by March 16, 2005 and to request the 15-day extension, the Company is no longer in compliance with conditions for the continued listing of the Company's common stock on the NASDAQ Stock Market under NASDAQ Marketplace Rule 4310(c)(14). The Company expects to request and participate in a hearing before a NASDAQ panel regarding its compliance with the listing standards.

         A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

ITEM 8.01  OTHER EVENTS

         Ligand Pharmaceuticals Incorporated (Nasdaq:LGND) announced today that it will delay the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.


ITEM 9.01  EXHIBITS

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
99.1               Press Release of the Company dated March 17, 2005




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                            LIGAND PHARMACEUTICALS INCORPORATED


Date : March 17, 2005       By:    /S/WARNER BROADDUS
                            Name:  Warner Broaddus
                            Title: Vice President, General Counsel & Secretary